UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

RUTH’S CHRIS STEAK HOUSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 International Parkway, Suite 100, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ruth’s Chris Steak House, Inc. (the “Company”) issued a press release on April 24, 2008 announcing that Craig S. Miller has departed from his roles as the Company’s Chairman of the Board, Chief Executive Officer and President. A copy of the press release is attached as Exhibit 99.1. An executive committee comprised of a member of the Company’s board of directors and certain officers of the Company will provide executive leadership for the Company pending the identification and appointment of a successor to Mr. Miller. This executive committee will be chaired by Board member Bannus B. Hudson and further comprised of Geoffrey Stiles (Executive Vice President and President of Ruth’s Chris Steak House), Damon Liever (Executive Vice President and President of Mitchell’s Fish Market), Robert Vincent (Executive Vice President and Chief Financial Officer) and Thomas E. O’Keefe (Executive Vice President - Chief Legal and Compliance Officer).

On April 23, 2008, the Company’s board of directors elected Robin P. Selati as the Chairman of the Board. The Board also resolved that Thomas E. O’Keefe, our current Senior Vice President, General Counsel and Secretary, will have the title of Executive Vice President - Chief Legal and Compliance Officer, effective immediately.

Item 7.01. Regulation FD Disclosure

On April 24, 2008 the Company issued a press release providing earnings guidance for the first quarter of fiscal 2008. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S CHRIS STEAK HOUSE, INC.

/s/ Thomas E. O’Keefe
Date: April 25, 2008	Name:	Thomas E. O’Keefe
	Title:	Executive Vice President - Chief Legal and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Ruth’s Chris Steak House, Inc., dated April 24, 2008